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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
              PURSUANT TO SECTION 12(B) OR 12(G) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT")

                       CAPITAL ENVIRONMENTAL RESOURCE INC.
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             (Exact Name of Registrant as Specified in Its Charter)

              ONTARIO, CANADA                         NOT APPLICABLE
-----------------------------------------   ------------------------------------
 (State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

            1005 SKYVIEW DRIVE
        BURLINGTON, ONTARIO, CANADA                       L7P 5B1
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 (Address of Principal Executive Offices)                (Zip Code)

If this form relates to the                  If this form relates to the
registration of a class of                   registration of a class of
securities pursuant to Section               securities pursuant to Section
12(b) of the Exchange Act and is             12(g) of the Exchange Act and is
effective pursuant to General                effective pursuant to General
Instruction A.(c), please check the          Instruction A.(d), please check the
following box. |_|                           following box. |X|

Securities Act registration statement file
number to which this form relates:                                  333-_____
                                                                 ---------------
                                                                 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

         Title of Each Class                   Name of Each Exchange on Which
         to be so Registered                   Each Class is to be Registered
         -------------------                   ------------------------------

None                                         Inapplicable
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Securities to be registered pursuant to Section 12(g) of the Exchange Act:

         Title of Each Class                   Name of Each Exchange on Which
         to be so Registered                   Each Class is to be Registered
         -------------------                   ------------------------------

COMMON STOCK, NO PAR VALUE                   NASDAQ NATIONAL MARKET
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

            The description of the securities to be registered hereby as set forth under the caption "Description of Capital Stock" in (i) the prospectus (subject to completion) dated May 3, 1999 and included in Part I of the Registration Statement (Registration No. 333-_____) on Form F-1 (as amended, the "Registration Statement") of the registrant originally filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on May 3, 1999 and (ii) the related final form of the prospectus to be filed with the Commission pursuant to Rule 424(b) of the Securities Act, is incorporated herein by reference.

            The securities to be registered hereby have been approved for quotation on the Nasdaq National Market under the symbol "CERI".

ITEM 2. EXHIBITS

            The following exhibits are filed as part of this registration statement:

    Exhibit No.   Exhibit Description
    -----------   -------------------
       3.1*       Restated Articles of Incorporation of the Company
       3.2*       Amended and Restated By-Law No. 1 of the Company
       4.1*       Form of Common Stock certificate of the Company
      10.6*       Form of Amended and Restated Shareholders Agreement
                  dated April 30, 1999


*Previously filed with the Commission as exhibits to the Registration Statement and incorporated herein by reference pursuant to Rule 12b-32(a) of the Exchange Act and Rule 102 of Regulation S-T.
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                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       CAPITAL ENVIRONMENTAL RESOURCE INC.
                                       -----------------------------------
                                                  (Registrant)

Date:  3 May 1999                         By: /s/ E. JOY GRAHEK
     -------------------------------      --------------------------------
                                          Name:  E. Joy Grahek
                                          Title: Secretary